Exhibit 17

PROXY	PROXY

ESSEX ENVIRONMENTAL OPPORTUNITIES FUND

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [    ], 2021

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the Essex Environmental Opportunities Fund (the ‘Fund”) hereby appoints [    ] and [    ], or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on [    ], 2021 at [    ], Eastern Time, and at any or all adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL SET FORTH ON THE REVERSE.

CONTROL
SHARES:
Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

1.	By Phone: Call Okapi Partners toll-free at: 877-259-6290 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 7:00 PM (EST).

OR

2.	By Internet: Refer to your proxy card for the control number and go to: www.okapivote.com/EEOF2021 and follow the simple on-screen instructions.

OR

3.	By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope if possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on [ ], 2021.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

		FOR	AGAINST	ABSTAIN

1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Essex Environmental Opportunities Fund (the “Target Fund”) to Pear Tree Essex Environmental Opportunities Fund (the “Acquiring Fund”), a newly created series of Pear Tree Funds (“Acquiring Trust”), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value (“NAV”) per class equal to the aggregate NAV of the corresponding class of shares of the Target Fund (the “Acquiring Fund Shares”, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the Acquiring Fund Shares in proportion, on a class-by-class basis, to the shareholders’ respective holdings of shares of the Target Fund: and	☐	☐	☐

To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

You may have received more than one proxy card due to multiple investments in the Fund.

PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    ], 2021

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING
ARE AVAILABLE AT WWW.OKAPIVOTE.COM/EEOF